SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  July 12, 2001
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                        (Date of earliest event reported)



                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                        0-14815                             25-2413363
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(State of other jurisdiction  (Commission File Number)           (IRS Employer
  of incorporation)                                             Identified No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania               19422-0764
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(Address of principal executive offices)                           (Zip Code)



                                 (610)-825-8800
--------------=-----------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
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(Former name,former address and former fiscal year,if changed since last report)



                         Exhibit Index appears on page 4

Item 5.           Other Events


     On July 12, 2001, Progress Financial Corporation announced Board of Director approval of Office of Thrift Supervision Directive and its intention to eliminate lending to pre-profit Companies. For further information, see the press release attached as Exhibit 99(a) and incorporated herein by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PROGRESS FINANCIAL CORPORATION





Dated:   July 20, 2001                  By:  /s/ Michael B. High
                                             -----------------------------------
                                             Michael B. High
                                             Executive Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX




    Exhibit Number                                    Description


         99(a) Press Release on Board of Director approval of Office of Thrift Supervision Directive and its intention to eliminate lending to pre-profit companies.

                                  Exhibit 99(a)

                Press Release on Board Approval of OTS Directive
         And its Intention to Eliminate Lending to Pre-profit Companies
                            Released on July 12, 2001

                                                            Exhibit 99(a)

NEWS RELEASE


Contact: W. Kirk Wycoff, Chairman, President and Chief Executive Officer
         (610) 941-4801
         Michael B. High, Chief Financial Officer and Executive Vice President
         (610) 941-4804
         Dorothy Jaworski, Director of Investor Relations
         (484) 322-4822

For immediate release (Blue Bell, Pennsylvania; July 12, 2001):

     Progress Financial Corporation Announces Board of Director Approval of
                 Office of Thrift Supervision Directive and its
             Intention to Eliminate Lending to Pre-profit Companies

         Progress Financial Corporation (the "Company" - Nasdaq: PFNC) and its principal subsidiary, Progress Bank (the "Bank") announced today that their Boards of Directors approved a resolution to comply with the terms of a directive issued by the Office of Thrift Supervision ("OTS") that requires the Bank to (i) reduce its lending to early stage technology companies; (ii) increase its leverage capital ratio to no less than 8.0% and its total risk-based capital ratio to no less than 14.0% by April 1, 2002; and (iii) increase its valuation allowance and implement improved credit review and monitoring programs. In addition, the Company will not pay cash dividends on its capital stock until the Bank achieves the required capital levels and has implemented an acceptable capital plan. As such, the Company has suspended the quarterly cash dividend on its common stock and its stock repurchase program effective immediately and will undertake to achieve capital compliance as promptly as possible.

         The OTS has indicated that these higher capital levels are necessary due to the level of business lending, particularly in the technology sector, that the company has engaged in. The increased capital and reserve levels to a large extent reflect concerns over the direction of the economy and the recent growth of the Company's commercial loan portfolio, particularly in loans to technology and growth companies. W. Kirk Wycoff, President and CEO commented, "the level of capital and reserves required by this directive are prudent for Progress Bank to continue to support its middle market business, SBA and real estate lending initiatives. At this time, the Bank will focus its attention on core banking and continued development of its retail franchise. With the support of the Company, the Bank expects to comply with all of the OTS requirements in an expeditious manner."

         For the quarter ended June 30, 2001, the Company recorded a $3.6 million provision for loan and lease losses and wrote down its equity investment in NewSprings Ventures, L.P., by $616 thousand. As a result, the Company anticipates reporting a net loss for the quarter ended June 30, 2001 of between $1.3 million and $1.5 million, or $.22 to $.26 per diluted share. The increase in provision, which is expected to bring the Company's allowance for loan and lease losses to $10.3 million or 1.82% of total loans and leases at June 30, 2001, was undertaken due to increases in non-performing loans and leases, loan and lease growth and continued economic concerns. The Company's book value per share is anticipated to be approximately $8.92 per share at June 30, 2001, and the Bank remains well capitalized with core capital in access of $61 million. The Company expects to announce its second quarter results on July 25, 2001.

         The Company and the Bank also announced today their intention to exit the business of lending to pre-profit companies and to wind down their technology-based portfolio of loans to pre-profit clients by December 31, 2001. The Bank has been an active lender in the technology and growth company area, building a portfolio of $62 million in loans and warrant positions in 39 companies. Mr. Wycoff said "the continued slump in venture funding available to smaller companies and the inability of these small companies to attain profitability contributed to the Bank's decision to reduce its exposure in this market segment. As a $900 million bank, it is important to dedicate our resources to more traditional lines of business which have a more predictable earnings level and can lead to appropriate returns for shareholders. We will continue to be an active lender to small and middle market companies that have strong balance sheets and earnings histories."

         The directive includes, among other things, the following requirements:

               o Regulatory Capital. Beginning on April 1, 2002, the Bank is ------------------ required to maintain its leverage capital ratio at a level of no less than 8.0% and its total risk-based capital ratio at a level of no less than 14.0%. The directive permits gradual compliance with these higher regulatory capital levels with leverage ratios of 7.25% and 7.5% required beginning on September 30, 2001 and December 31, 2001, respectively, and a risk-based ratio of 12.0% required beginning on September 30, 2001. The directive requires that the Company and the Bank develop a capital plan that addresses, among other things, capital levels, credit concentration, commercial lending risks, classified assets and retained earnings. The Company is also required to take all necessary actions to assist the Bank in accomplishing the goals of the capital plan. At March 31, 2001, the Bank's leverage capital ratio was 6.95% and its total risk-based capital ratio was 11.86%.

               o    Capital  Distributions,   Repurchase  and  Redemptions.  The
                    ------------------------------------------------------
                    Company may declare and pay a cash dividend on its equity securities only if (i) the Bank has a leverage capital ratio of at least 8% and a risk-based capital ratio of at least 14.0% and the Company and Bank are in compliance with their capital plan or (ii) receives the prior written approval of the OTS Regional Director. The directive immediately restricts capital distributions by the Bank without the prior written approval of the OTS Regional Director and requires that any purchases or redemptions of Company stock be consistent with the terms of the capital plan approved by the OTS Regional Director.

               o Higher Risk Loans. Beginning on September 30, 2001, the ----------------- Bank's higher risk loans (as defined in the directive) shall not exceed 75% of the amount of the Bank's Tier 1 regulatory capital. Higher risk loans include certain commercial business loans and other credit relationships that (i) the Bank originates through its Tech Banc/Specialized Lending Division, (ii) involve the receipt by the Bank or an affiliate of warrants or other equity interests; (iii) are made to a pre-profit company or a company reliant on venture capital funding, or (iv) are otherwise determined by the OTS to have a higher than ordinary degree of credit risk. In order to comply, the Bank must develop and submit to the OTS Regional Director a written plan, that includes (i) methods used to identify concentrations of direct and indirect credits to a specific industry or line of business; (ii) procedures to be utilized to achieve the plan's goals; and (iii) procedures for the monthly monitoring of the plan by the Bank's board of directors based on management prepared reports.

               o    Classified  Assets to Capital  Ratio  Beginning on March 31,
                    ------------------------------------
                    2002, the Bank's classified assets-to-capital ratio (classified assets divided by the sum of the Bank's Tier 1 regulatory capital and allowance for loan and lease losses) shall not exceed 20%. The directive permits gradual compliance with this ratio through the imposition of an interim required ratio of no more than 25% as of December 31, 2001.

         The OTS has also advised the Company and the Bank that it intends to implement the higher regulatory capital requirements through the establishment of an individual minimum capital requirement for the Bank. The imposition of the directive and the individual minimum capital requirements were the result of concerns raised by the OTS during a recent review and examination.

         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through eighteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania; and asset based lending through Progress Business Credit. In addition, the Company also conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania, and Woodbridge, New Jersey. The Company also receives fees for construction and development of activities through Progress Development Corporation; fees for venture capital management services provided by Progress Capital Management, Inc.; and financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, Pennsylvania. The Company's common stock is traded on The Nasdaq Stock Market under the Symbol "PFNC".